EXHIBIT 5
                                   OPINION OF
                         PLOWMAN, SPIEGEL & LEWIS, P.C.















































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
[LETTERHEAD-Plowman, Spiegel & Lewis P.C.]               Charles B. Jarrett, Jr.



Second Floor                            March 3, 1998
The Grant Building
310 Grant Street
Pittsburgh, Pennsylvania  15219-2204
(412) 471-8521
Fax (412) 471-4481




William L. Windisch
President and Chief Executive Officer
Fidelity Bancorp, Inc.
1009 Perry Highway
Pittsburgh, PA  15237-2105


              Re:     Fidelity Bancorp Inc. ("Corporation")
                      Registration Statement Form S-8

Dear Mr. Windisch:

         In connection with the above-referenced Registration Statement on Securities Exchanges Commission ("SEC") Form S-8 pertaining to the Corporation 1997 Employee Stock Compensation program ("Plan"), we have acted as special counsel to the Corporation and have examined all documents, transactions and questions of law which we deemed necessary and appropriate for purposes of rendering the following opinion.

         Based upon our examination, it is our opinion that when the Registration Statement on SEC Form S-8 is filed and becomes effective under the Securities Act of 1933, those shares of $0.01 par value common stock of the Corporation issued and distributed thereunder and paid for in accordance with the terms of the Plan will be duly authorized, validly issued, fully-paid and nonassessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement on SEC Form S-8

                                                  Very truly yours,

                                                  PLOWMAN, SPIEGEL & LEWIS, P.C.

                                                  /s/ Charles B. Jarrett, Jr.
                                                  ---------------------------
                                                  Charles B. Jarrett, Jr.
CBJ/dms
Enclosures



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